UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                        Date of Report: November 1, 2005
                        (Date of earliest event reported)



                           QUEST RESOURCE CORPORATION
             (Exact name of registrant as specified in its charter)



              Nevada                    0-17371                 88-0182808
   (State or other jurisdiction       (Commission            (I.R.S. Employer
of incorporation or organization)     File Number)        Identification Number)


                         9520 North May Ave., Suite 300
                          Oklahoma City, Oklahoma 73120
          (Address of principal executive offices, including zip code)


                                 (405) 488-1304
              (Registrant's telephone number, including area code)





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Item 7.01.  Regulation FD Disclosure.



                    PROPOSED RECAPITALIZATION OF THE COMPANY

     As previously disclosed in our Form 8-K dated October 18, 2005, we have undertaken a proposed recapitalization that would involve (i) a 2.5 to 1 reverse stock split of our common stock and a proportionate reduction of the number of authorized shares of our common stock to 380 million, which became effective on October 31, 2005; (ii) the purchase of all the Class A equity interest in Quest Cherokee owned by ArcLight Energy Partners Fund I, L.P. ("ArcLight"), through its wholly-owned subsidiary Cherokee Energy Partners, LLC, and the repayment of all indebtedness owed to ArcLight and (iii) new credit facilities to replace our existing credit agreement.

    On October 31, 2005, we entered into a commitment letter with Guggenheim Corporate Funding, LLC ("Guggenheim") for new secured credit facilities with an aggregate principal amount of $200 million to be arranged and syndicated by Guggenheim as agent for the lenders thereunder (collectively, the "New Credit Facility"). The New Credit Facility will consist of a syndicated five year senior secured first lien revolving credit facility, the entire amount of which will be available as of the closing of the recapitalization transactions (the "New Revolving Loan"), and a syndicated six year senior secured first or second lien (at the discretion of Guggenheim) term loan facility that will be fully drawn at the closing of the recapitalization transactions (the "New Term Loan").

    The New Credit Facility remains subject to negotiation and the execution and delivery of definitive documentation. We currently anticipate that the material terms of the Guggenheim Credit Facility will be as follows; however, the actual terms may differ from those described herein.

    It is anticipated that the $200 million commitment under the New Credit Facility will be allocated $100 million to each of the New Revolving Loan and the New Term Loan. However, Guggenheim has the right to make a different allocation of the $200 million commitment between the New Revolving Loan and the New Term Loan.

    The borrowing base under the New Revolving Loan will be redetermined by the lenders under the New Revolving Loan every 6 months, with the unanimous consent of the lenders required to increase the borrowing base and 66 2/3% of the lenders required to decrease the borrowing base. We will pay a commitment fee equal to 75 basis points times the amount of the unused borrowing base.

    The weighted average interest rate on the New Credit Facility will not exceed LIBOR plus 4.25%. It is currently anticipated that interest will accrue under the New Revolving Loan at LIBOR plus 2.50% and under the New Term Loan at LIBOR plus 6.00%. We anticipate that we will also have the option under the New Credit Facility to designate borrowings as "base rate loans"; however, we have not yet agreed with Guggenheim as to the pricing for the base rate loans.

    The New Term Loan may not be repaid for one year from the closing of the New Term Loan. Thereafter, if we repay the New Term Loan prior to the expiration of its term, we will pay a 3% premium in year 2 following the closing, a 2% premium in year 3 following the closing, and a 1% premium in year 4 following the closing. Thereafter, we may repay the New Term Loan at any time without any premium or prepayment penalty. The New Revolving Loan may be repaid prior to the expiration of its terms, without any premium or penalty, at any time.

    The New Revolving Loan will be secured by a first priority lien on all of our assets. The New Term Loan will be secured by a first or second priority lien on all of our assets. Each of our subsidiaries will also guarantee the New Credit Facility.

    We and Quest Cherokee will be required to make certain representations and warranties that are typical for credit agreements of this type. The New Credit Facility will also contain affirmative and negative covenants that are typical for credit agreements of this type. The covenants in the New Credit Facility are expected to include, without limitation, performance of obligations under loan documentation; delivery of financial statements, other financial information and information required under the Patriot Act; delivery of notices of default, material litigation, certain dispositions and material adverse effect; operation of properties in accordance with diligent and prudent industry practice and in compliance with applicable laws; maintenance of satisfactory insurance; compliance with laws; inspection of books and properties; continued perfection of security interests in existing and subsequently acquired collateral; further assurances; payment of taxes and other preferred claims; compliance with environmental laws and

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delivery of notices related thereto; delivery of reserve reports; limitations on dividends and other distributions on, and redemptions and repurchases of, capital stock and other equity interests; limitations on liens; limitations on loans and investments; limitations on debt, guarantees and hedging arrangements; limitations on mergers, acquisitions and asset sales; limitations on transactions with affiliates; limitations on dissolution; limitations on changes in business conducted by us and our subsidiaries; and limitations on restrictions of subsidiaries to pay dividends or make distributions.

     The financial covenants under the New Credit Facility will require that:

     o    our minimum net sales volumes will not be less than:

             1,890 bcf for the quarter ended March 31, 2006;

             2,380 bcf for the quarter ended June 30, 2006;

             3,080 bcf for the quarter ended September 30, 2006; and

             3,430 bcf for the quarter ended December 31, 2006.

     o our ratio of total net debt/EBITDA for the last 12 months will not be less than:

             4.5 to 1.0 for the quarter ended March 31, 2007;

             4.25 to 1.0 for the quarter ended June 30, 2007;

             4.00 to 1.0 for the quarter ended September 30, 2007;

             3.75 to 1.0 for the quarter ended December 31, 2007;

             3.50 to 1.0 for the quarter ended March 31, 2008;

             3.25 to 1.0 for the quarter ended June 30, 2008; and

             3.00 to 1.0 for any quarter ended on or after September 31, 2008.

     o for the New Term Loan, our total net secured debt will not exceed 65% of our proved PV-10 based on the NYMEX Pricing Strip.

     o for the New Revolving Loan, our net senior secured debt will not exceed 50% of our proved PV-10 based on the Wells Fargo Pricing Strip (or the pricing strip from another bank mutually acceptable to us and Guggenheim or SEC pricing assumptions in the absence of any such agreed upon pricing strip).

     We and Guggenheim will mutually agree upon the treatment of our hedging obligations in calculating these covenants.

     The closing of the New Credit Facility, which closing is a condition to the sale of our common equity in a private transaction, is subject to the satisfaction of a number of conditions precedent that are typical for credit agreements of this type, including but not limited to, the completion of the lenders' due diligence and the completion of our recapitalization as described in "Recapitalization," the receipt of at least $175 million of proceeds from the sale of our common equity in a private transaction (which transaction will close simultaneously with the closing of the Guggenheim Credit Facility), and our having $25 million in liquidity at the closing.

     Please refer to our October 18, 2005 Form 8-K for more detailed information about the proposed recapitalization.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS:

     Various statements made herein, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements. These include such matters as:

     o projections and estimates concerning the timing and success of specific projects;
     o    financial position;
     o    business strategy;
     o    budgets;

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

     o    amount, nature and timing of capital expenditures;
     o    drilling of wells;
     o    acquisition and development of natural gas and oil properties;
     o    timing and amount of future production of natural gas and oil;
     o    operating costs and other expenses;
     o estimated future net revenues from natural gas and oil reserves and the present value thereof;
     o    cash flow and anticipated liquidity; and
     o    other plans and objectives for future operations.

     When we use the words "believe," "intend," "expect," "may," "will," "should," "anticipate," "could," "estimate," "plan," "predict," "project," or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements. The forward-looking statements in this report speak only as of the date of this report; we disclaim any obligation to update these statements unless required by securities law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the following:

     o    our ability to implement our business strategy;
     o the extent of our success in discovering, developing and producing reserves, including the risks inherent in exploration and development drilling, well completion and other development activities;
     o    fluctuations in the commodity prices for natural gas and crude oil;
     o engineering and mechanical or technological difficulties with operational equipment, in well completions and workovers, and in drilling new wells;
     o    land issues;
     o the effects of government regulation and permitting and other legal requirements;
     o    labor problems;
     o    environmental related problems;
     o the uncertainty inherent in estimating future natural gas and oil production or reserves;
     o    production variances from expectations;
     o the substantial capital expenditures required for construction of pipelines and the drilling of wells and the related need to fund such capital requirements through commercial banks and/or public securities markets;
     o disruptions, capacity constraints in or other limitations on our pipeline systems;
     o costs associated with perfecting title for natural gas rights in some of our properties;
     o    the need to develop and replace reserves;
     o    competition;
     o    dependence upon key personnel;
     o    the lack of liquidity of our equity securities;
     o    operating hazards attendant to the natural gas and oil business;
     o down-hole drilling and completion risks that are generally not recoverable from third parties or insurance;
     o potential mechanical failure or under-performance of significant wells;
     o    climatic conditions;
     o    natural disasters;
     o    acts of terrorism;
     o    availability and cost of material and equipment;
     o    delays in anticipated start-up dates;
     o    our ability to find and retain skilled personnel;
     o    availability of capital;
     o    the strength and financial resources of our competitors; and
     o    general economic conditions.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   QUEST RESOURCE CORPORATION



                                   By:
                                       --------------------------------------
                                       Jerry D. Cash
                                       Chief Executive Officer

         Date: November 1, 2005








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